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                                                                     Exhibit 6

                             JOINT FILING AGREEMENT

         The undersigned each agree that (i) the Statement on Schedule 13D relating to the Common Stock of EOG Resources, Inc., is adopted and filed on behalf of each of them, (ii) all future amendments to such Statement on
Schedule 13D will, unless written notice to the contrary is delivered as described below, be jointly filed on behalf of each of them, and (iii) the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, apply to each of them. This agreement may be terminated with respect to the obligation to jointly file future amendments to such Statement on
Schedule 13D as to any of the undersigned upon such person giving written notice thereof to each of the other persons signatory hereto, at the principal office thereof.

    EXECUTED as of December 1, 2000.

                                    ENRON ASSET HOLDINGS, LLC

                                    By:    Enron Finance Management, LLC,
                                           its Class A Managing Member

                                           By:   Enron Corp.,
                                                 its Sole Member

                                                 By: /s/ REX R.ROGERS
                                                    -------------------------
                                                 Name:      Rex R. Rogers
                                                 Title:     Vice President and
                                                            Associate General
                                                            Counsel


                                    ENRON CORP.


                                    By: /s/ REX R.ROGERS
                                       ------------------------------------
                                    Name:    Rex R. Rogers
                                    Title:   Vice President and Associate
                                             General Counsel

                              Exhibit 6 - Page 1